Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the inclusion or incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-189394) and the Annual Report on Form 10-K of Pacific Coast Oil Trust of information from our firm’s reserves report dated February 13, 2014 and all references to our firm included in or made part of the Pacific Coast Oil Trust Annual Report on Form 10-K.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ J. Carter Henson Jr.
J. Carter Henson, Jr. P.E.
Senior Vice President

Houston, Texas

March 17, 2014